UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20459
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of Earliest Event Reported): April 29, 2008
Spatializer Audio Laboratories, Inc.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-26460 (Commission File Number)	95-4484725 (IRS Employer Identification No.)
2060 East Avenida de Los Arboles—Suite D190, Thousand Oaks, California 91362
(Address of principal corporate offices)                    (Zip Code)
Registrant’s telephone number, including area code: (408) 453-4180
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01	Changes in Control of the Registrant

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Officers; Compensatory Arrangements of Certain Officers.
As previously reported in an April 26, 2007 Form 8-K filed by Registrant, Registrant entered into a Common Stock Purchase Agreement dated April 25, 2007 (the “SPA”) with Jay A. Gottlieb, Greggory A. Schneider and Helaine Kaplan (collectively, the “Investors”) pursuant to which Registrant sold and the Investors collectively purchased 16,236,615 shares of common stock of Registrant for an aggregate purchase price of $422,152.15. Of the total shares sold to the Investors, Mr. Gottlieb purchased 8,739,115 shares of Registrant’s common stock for an aggregate purchase price of $227,217.15. Pursuant to the SPA, Registrant agreed, after the sale of substantially all of its assets to DTS, Inc. and its subsidiary (the “Asset Sale”), to take such corporate actions as may be reasonably required to appoint Mr. Gottlieb or other designee of the Investors to the Board of Directors. The Asset Sale was consummated on July 2, 2007. On August 13, 2007, the Board of Directors appointed Jay A. Gottlieb as a director of Registrant.
There are no family relationships between Mr. Gottlieb and any director or executive officer of Registrant or any of its subsidiaries. Other than as stated herein, neither Mr. Gottlieb nor any member of his immediate family has engaged in any transactions with Registrant of the sort described under Item 404(a) of Regulation S-K.
As contemplated under the SPA, Registrant distributed substantially all of its remaining cash assets to its stockholders on April 22, 2008, after satisfying its liabilities and leaving a $100,000 cash residual. Effective April 28, 2008, Henry Mandell and Carlo Civelli resigned from the Board of Directors of Registrant, the only Director then remaining on the Board being Mr. Gottlieb. As permitted under Delaware law, specific provisions of Registrant’s Bylaws and provided for in the SPA, on April 29, 2008, Mr. Gottlieb appointed Messrs. Greggory Schneider and Michael Pearce to fill out the terms of Messrs. Mandell and Civelli until the next election of Directors. Concurrently, the following officerships were also assigned, effective immediately: Mr. Gottlieb (Chairman of the Board, Secretary and Treasurer) and Mr. Schneider (Chief Financial Officer). As a result of the foregoing resignations and appointments, Registrant experienced a change in control. Such Change of Control will be the subject of a forthcoming Schedule 14-F Information Statement to be filed with the SEC on or about May 5, 2008.

Item 9.01	Financial Statements and Exhibits
(d) Exhibit: Stock Purchase Agreement dated April 25, 2007, by and among Spatializer Audio Laboratories, Inc. and the Investors listed therein filed April 26, 2007 in a Form 8-K of Registrant, such SPA hereby incorporated by reference into this Form 8-K Report.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Spatializer Audio Laboratories, Inc.
By:	/s/Jay Gottlieb
Jay Gottlieb, Chairman of the Board, Secretary and Treasurer

Dated: May 1, 2008